UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009 (December 18, 2009)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers
     On December 18, 2009 (the “Effective Date”), CVR Energy, Inc. (the “Company”) entered into Restricted Stock Agreements with each of Edward Morgan, the Chief Financial Officer and Treasurer of the Company, and Edmund S. Gross, the Senior Vice President, General Counsel and Secretary of the Company. Mr. Morgan was awarded 38,168 shares of non-vested restricted stock of the Company, and Mr. Gross was awarded 15,268 shares of non-vested restricted stock of the Company. The awards were made pursuant to the Company’s 2007 Long Term Incentive Plan. The awards vest in one-third annual increments beginning on the first anniversary of the Effective Date. Mr. Morgan and Mr. Gross have the right to vote the awarded shares as of the Effective Date. However, the shares are subject to transfer restrictions until they vest, and upon vesting, the shares remain subject to stock retention guidelines of the Company and compliance with applicable securities laws.
Item 8.01. Other Events.
     As of the Effective Date, the Board of Directors of the Company adopted stock retention guidelines, which apply to certain officers of the Company and its affiliates and outside directors of the Company. The stock retention guidelines were implemented as a part of the Company’s Corporate Governance Guidelines and are available at the Investor Relations / Corporate Governance section of the Company’s website, www.cvrenergy.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 22, 2009

CVR ENERGY, INC.
By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary